C&S-510 (Rev. 1-84)                                 EXHIBIT 3.1
                                                      -----------
  MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES
  BUREAU

  (FOR BUREAU USE ONLY)                            Date Received
                                                    APR 14 1988
                                  FILED            (date stamped)
                              APR 19 1988
                             Administrator
                     MICHIGAN DEPARTMENT OF COMMERCE
                     Corporation & Securities Bureau
                                (stamped)

                RESTATED ARTICLES OF INCORPORATION
            For use by Domestic Profit Corporations

  (Please read instructions and Paperwork Reduction Act notice on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following
Articles:

1.  The present name of the corporation is:

         DOW CORNING CORPORATION

2. The corporation identification number (CID) assigned by the Bureau is:

          158-765

3.  All former names of the corporation are:



4. The date of filing the original Articles of Incorporation was:

          February 17, 1943


     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

     DOW CORNING CORPORATION

ARTICLE II

The purpose or purposes for which the corporation is organized are:

     The purpose or purposes for which the corporation is organized are:

     1. To engage in any activity within the purposes for which corporations may be organized under the Michigan
         Business Corporation Act.

             (See attached sheets for continuation)


ARTICLE III

The total authorized capital stock is:

1.  Common shares    2,500,000     Par Value Per Share  $   5.00
                  ----------------                       --------

    Preferred shares               Par Value Per Share  $

                     -------------                       --------

and/or shares without par value as follows:

2.  Common shares                  Stated Value Per Share $
                  ----------------                       --------


    Preferred shares               Stated Value Per Share $
                     -------------                       --------


3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          The shares of stock shall all be of one and the same class and each shall have full voting powers and each shareholder shall be entitled to a number of votes equal to the number of shares held by him.


ARTICLE IV

1.  The address of the current registered office is:

     615 Griswold Street             Detroit, Michigan   48226
     ---------------------------------------           ----------
         (Street Address)             (City)           (Zip Code)

2. The mailing address of the current registered office if different than above:

    ----------------------------------------, Michigan ----------
     (P.O. Box)                       (City)           (Zip Code)

3.  The name of the current resident agent is:

    CT Corporation System (line drawn through)  The Corporation

    Company (handwritten)


ARTICLE V (Optional.  Delete if not applicable.)  SEE ATTACHED
                                                  ------------

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     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
  (See Attached Sheet)
*****************************************************************
THE ABOVE PARAGRAPH WAS CROSSED OUT AND "DELETE" TYPED AT THE
LEFT-HAND MARGIN.


ARTICLE VI (Optional.  Delete if not applicable.)  SEE ATTACHED
                                                   ------------

*****************************************************************
     Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
                                             (See attached Sheet)
*****************************************************************
THE ABOVE PARAGRAPH WAS CROSSED OUT AND "DELETE" TYPED AT THE
LEFT-HAND MARGIN.


ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.) SEE ATTACHED

*****************************************************************
     The shareholders of this corporation shall have a preemptive right to subscribe for any additional shares of capital stock (whether unissued or treasury shares), option rights, or securities having conversion or option rights into capital stock that may from time
                                             (See Attached Sheet)
*****************************************************************
THE ABOVE PARAGRAPH WAS CROSSED OUT AND "DELETE" TYPED AT THE
LEFT-HAND MARGIN.

5.  COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY
    THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST
    MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE
    SECTION (b)

    a. [ ] These Restated Articles of Incorporation were duly adopted on the _____ day of __________, 19_____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

            Signed this _____ day of ________________________,
            19____________________  ____________________________
            ______________________  ____________________________

            (Signatures of all incorporators; type or print name under each signature)

    b. [X]  These Restated Articles of Incorporation were duly adopted on the  25th  day of  March , 19 88 , in
                          --------      --------    ----
            accordance with the provisions of Section 642 of the Act and: (check one of the following)

            [ ] were duly adopted by the Board of Directors
                without a vote of the shareholders.  These
                Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

            [x] were duly adopted by the shareholders.  The
                necessary number of shares as required by statute were voted in favor of these Restated Articles.

            [ ] were duly adopted by the written consent of the
                shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

            [ ] were duly adopted by the written consent of all
                the shareholders entitled to vote in accordance with Section 407(3) of the Act.

                Signed this  13th  day of     April    , 19 88
                           --------      --------------    ----

                By              James R. Jenkins (signed)

                  -----------------------------------------------
                                     (signature)

                J. R. Jenkins, Vice President, Secretary &

                -------------------------------------------------
                (Type or Print Name and Title)   General Counsel


DOCUMENT WILL BE RETURNED TO NAME AND        Name of person or
MAILING ADDRESS INDICATED IN THE BOX BELOW.  organization
Include name, street and number or P.O.      remitting fees:
box), city, state and ZIP code.
                                          DOW CORNING CORPORATION
                                          -----------------------

         Dow Corning Corporation          -----------------------
         Legal Department CO1222          Preparer's name and

         P.O. Box 994                     business telephone
         Midland, MI  48686-0994          number:

         Attention:  J.R. Jenkins            James R. Jenkins
                                          -----------------------

                                              (517) 496-4287
                                          -----------------------



                  INFORMATION AND INSTRUCTIONS

 1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

 2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

 4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

 5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

 7. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

 8. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. If the restated articles merely restate and integrate the articles, but do not amend, this document must be signed in ink by an authorized officer or agent of the corporation. If the restated articles amend the articles of incorporation, this document must be signed in ink by the president, vice-president, chairperson, or vice-chairperson.

 9.  FEES:  Filing fee (Make remittance payable to State of
            Michigan)...$10.00

            Franchise fee (payable only if authorized capital stock has increased) - 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

10.  Mail form and fee to:

     Michigan Department of Commerce, Corporation and Securities
     Bureau, Corporation Division, P.O. Box 30054, Lansing, MI
     48909, Telephone (517) 373-0493


                           ARTICLE II
                           (Continued)

 2. To manufacture, sell and deal in silicon metal, organo-silicon compounds and other chemicals of all kinds and all products manufactured or derived therefrom and to do all things incidental thereto, and to acquire, hold and dispose of all property necessary or convenient therefor.

 3. To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise of every class and description.

 4. To acquire, purchase, hold and convey real and personal estate and to mortgage or lease any such real and personal estate with or without any of its franchises, corporate or otherwise; the power to hold real and personal estate shall include the power to take the same by gift, devise or bequest.

 5. To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

 6. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and tradenames, relating to or useful in connection with any business of this corporation.

 7. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of this state or any other state, country, nation or government, banking corporations or trust companies (provided such stock of banking corporations or trust companies is acquired as a part of a plan of reorganization of such banking corporation or trust company) and, while the owner of the same, to exercise all the rights, powers and privileges of ownership including the right to vote thereon if such right be an incident of the same.

 8. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

 9. To borrow money and issue, sell, or pledge bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness whether secured by mortgage, pledge or otherwise, or unsecured.

10. To acquire, purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation, and provided further that shares of its own capital stock shall not be voted directly or indirectly.

11. To conduct its business in this state, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries and the territories and colonies thereof and have one or more offices out of this state and to acquire, purchase, hold, mortgage, pledge, assign, transfer and convey real and personal property out of this state.

12. In general to engage in any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.


                           ARTICLE V

     The duration of the corporation is perpetual.


                           ARTICLE VI

     The shareholder entitled to vote at an election for directors may vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares, or by distributing his votes on the same principle among any member of the candidates.


                          ARTICLE VII

     The shareholders of this corporation shall have a preemptive right to subscribe for any additional shares of capital stock
(whether unissued or treasury shares), option rights, or securities having conversion or option rights into capital stock that may from time to time be issued by this corporation.


                          ARTICLE VIII

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                           ARTICLE IX

Section 1 - Action or Suit by Others Than the Corporation
            ---------------------------------------------

     The board of directors may authorize the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent provided by the Michigan Business Corporation Act from time to time in effect; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; provided, however, that except with respect to actions, suits or proceedings initiated by any such person to enforce his or her rights to indemnification or advancement of expenses under this Article or otherwise, the corporation shall indemnify any such person in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized or ratified by the Board of Directors of the corporation. "Proceeding" as used in this Article shall include any proceeding within an action or suit.

Section 2 - Action or Suit by the Corporation
            ---------------------------------

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of his or her, fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring before the date that this amendment to the Articles of Incorporation becomes effective in accordance with the pertinent provisions of the Michigan Business Corporation Act. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director shall not be liable to the fullest extent permitted by any amendment to the Michigan Business Corporation Act hereafter enacted that further limits the liability of a director. Any repeal, amendment or other modification of this section shall not adversely affect any right or protection of any director of the corporation existing at the time of such repeal, amendment or other modification for or with respect to any act or omission occurring prior to the time of such repeal amendment or other modification.

     The board of directors may authorize the indemnification of any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, or proceeding to the full extent provided by the Michigan Business Corporation Act from time to time in effect; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3 - Indemnification Against Expenses
            --------------------------------

(1) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(2) Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made in either of the following ways:

    (a) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding.

    (b) If such quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors.

    (c)  By independent legal counsel in a written opinion.

    (d)  By the shareholders.


                           ARTICLE X

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, conferred upon shareholders herein are granted subject to this reservation.